LOAN AND SECURITY AGREEMENT

            This LOAN AND SECURITY AGREEMENT is entered into as of June ___, 2006 between BUSINESS ALLIANCE CAPITAL COMPANY, a division of Sovereign Bank, a federal savings bank (BACC), with its chief executive office located at 214 Carnegie Center, Suite 302, Princeton, New Jersey 08540 and DRINKS AMERICAS INC., a Delaware corporation ("DAI"), DRINKS GLOBAL IMPORTS, LLC, a New York limited liability company (DGI"), and D.T. DRINKS, LLC, a New York limited liability company ("DTD", and together with DAI and DGI individually and collectively Borrower), each with its chief executive office located at 372 Danbury Road, Wilton, CT 06897.

             The parties agree as follows

      1.    DEFINITIONS AND CONSTRUCTION

            1.1 Terms. As used in this Agreement, the following terms shall have the following meanings:

            Accounts means, in addition to the definition of accounts in the Code, all presently existing and hereafter arising accounts receivable, contract rights, health-care-insurance receivables, and all other forms of obligations owing to Borrower arising out of the sale, lease, license or assignment of goods or other property, or the rendition of services by Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

            Advances means all loans, advances and other financial accommodations by BACC to or on account of the Borrower, including those under this Agreement.

            Agreement means collectively this Loan and Security Agreement, any concurrent or subsequent rider to this Loan and Security Agreement, and any extensions, supplements, amendments, addenda or modifications to or in connection with this Loan and Security Agreement or any such rider.

             Authorized Officer means any officer or other representative of Borrower authorized in a writing delivered to BACC to transact business with BACC.

             BACC means Business Alliance Capital Company, a division of Sovereign Bank, its successors and assigns.

            BACC Expenses means all of the following: costs and expenses (whether taxes, assessments, insurance premiums or otherwise) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by BACC; filing, recording, publication, appraisal and search fees paid or incurred by BACC in connection with BACC's transactions with Borrower; costs and expenses incurred by BACC in the disbursement or collection of funds to or from Borrower or its account debtors; charges resulting from the dishonor of checks; costs and expenses incurred by BACC to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; and costs and expenses incurred by BACC in enforcing or defending the Loan Documents or otherwise exercising its rights and remedies upon the existence of an Event of Default, including, but not limited to, costs and expenses incurred in connection with any proceeding, suit, enforcement of judgment, or appeal; and BACC's reasonable attorneys' fees and expenses, including allocated fees of in-house counsel, incurred in advising, structuring, drafting, reviewing, administering, amending, modifying, terminating, enforcing, defending, or otherwise representing BACC concerning the Loan Documents or the Obligations.



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            Borrower's Books means all of Borrower's books and records including all of the following: ledgers; records indicating, summarizing, or evidencing Borrower's assets or liabilities, or the Collateral; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information, and the facilities containing such information.

            Business Day means any day which is not a Saturday, Sunday, or other day on which banks in the State of New Jersey are authorized or required to close.

            Chattel Paper shall have the same meaning ascribed to such term in the Code.

            Code means the New Jersey Uniform Commercial Code, as amended or revised from time to time.

            Collateral means all assets of the Borrower, whether now owned or existing, or hereafter acquired or arising, and wherever located, including, without limitation, all of the following assets, properties and interests in property of Borrower,: all Accounts; all Equipment; all Commercial Tort Claims, all General Intangibles; all Chattel Paper; all Inventory; all Negotiable Collateral; all Investment Property, all Financial Assets, all Letter of Credit Rights, all Supporting Obligations, all Deposit Accounts, all money or any assets of Borrower which hereafter come into the possession, custody, or control of BACC; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all tangible or intangible property resulting from the sale, lease, license or other disposition of the foregoing, or any portion thereof or interest therein, and all proceeds thereof, and any other assets of Borrower or any Guarantor which may be subject to a lien in favor of BACC as security for the Obligations.

            Commercial Tort Claims shall have the meaning ascribed to such term in the Code.

            Daily Balance means the amount of the Obligations owed at the end of a given day.

            Deposit Account shall have the meaning ascribed to such term in the Code.

            Documents shall have the meaning ascribed to such term in the Code.

            Eligible Accounts means those Accounts created by Borrower in the ordinary course of business, which are and at all times shall continue to be acceptable to BACC in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by BACC in BACC's good faith judgment. In determining such acceptability and standards of eligibility, BACC may, but need not, rely on agings, reports and schedules of Accounts furnished by Borrower, but reliance by BACC thereon from time to time shall not be deemed to limit BACC's right to revise standards of eligibility at any time as to both Borrower's present and future Accounts. In general, an Account shall not be deemed eligible unless: (1) the Account debtor on such Account is and at all times continues to be acceptable to BACC in its sole discretion, and up to credit limits acceptable to BACC in its sole discretion, and (2) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth. Except in BACC's sole discretion, Eligible Accounts shall not include any of the following (a) Accounts which the Account debtor has failed to pay within sixty (60) days of invoice date, and all Accounts owed by any Account debtor that has failed to pay twenty-five percent (25%) or more of its Accounts owed to Borrower within sixty (60) days of invoice date; (b) Accounts with respect to which goods are sold on a bill and hold basis or placed on consignment or for a guaranteed sale, or which contain other terms by reason of which payment by the Account debtor may be conditional; (c) Accounts with respect to which the Account debtor is not a resident of the United States unless the Account is supported by foreign credit insurance or a letter of credit, in both instances satisfactory to and assigned to BACC; (d) Accounts with respect to which the Account debtor is the United States or any department, agency or instrumentality of the United States, any State of the United States or any city, town, municipality or division thereof unless all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute; (e) Accounts with respect to which the Account debtor is an officer, employee or agent of, or subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower; (f) Accounts with respect to which Borrower is or may become liable to the Account debtor for goods sold or services rendered by the Account debtor to Borrower or otherwise;
(g) Accounts with respect to an Account debtor (or affiliated group of Account debtors) whose total obligations to Borrower exceed twenty five percent (25%) of all Eligible Accounts or such other percentage as BACC may agree to in writing as to a particular Account debtor (the applicable percentage the "Concentration Percentage"), to the extent such obligations exceed the applicable Concentration Percentage; (h) Accounts with respect to which the Account debtor disputes liability or makes any claim with respect thereto, or is subject to any insolvency proceeding, or becomes insolvent, fails or goes out of business; (i) the Account arises out of a contract or purchase order for which a surety bond was issued on behalf of Borrower; (j) Accounts in which BACC does not have first priority and exclusive perfected security interest; (k) Accounts where the Account Debtor is in a jurisdiction for which Borrower is required to file a notice of business activities or similar report and Borrower has not filed such report within the time period required by applicable law; (l) any Account as to which an invoice has not been issued to the Account debtor; (m) any Account which represents a progress billing on a contract which has not been fully completed by Borrower, or (n) any Purchase Order Financed Account.



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


             Equipment means in addition to the definition of equipment in the Code, all of Borrower's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, pans, dies, jigs, goods (other than consumer goods or farm products) and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

             ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

             ERISA Affiliate means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)( 1), or IRC Section 414.

             Event of Default means the events specified in Section 8, below.

             Financial Assets shall have the meaning ascribed to such term in the Code.

             General Intangibles means in addition to the definition of general intangibles in the Code, all of Borrower's present and future general intangibles and other personal property (including choses or things in action, goodwill, patents, trade names; trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, Borrower's Books, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims) other than goods and Accounts.

            Guarantor means each person or entity which guarantees the Obligations, or issues a validity guaranty relating to the Collateral, or pledges any assets to BACC as additional security for the Obligations.

             Insolvency Proceeding means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other state or federal insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with its creditors.

            Instruments shall have the meaning ascribed to such term in the Code.

            Inventory means, in addition to the definition of inventory in the Code, all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, Borrower's present and future raw materials, work in process, finished goods, tangible property, stock in trade, wares, and materials used in or consumed in Borrower's business, goods which have been returned to, repossessed by, or stopped in transit by Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

            Investment Property shall have the meaning ascribed to such term in the Code.

            IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

            Letter of Credit Rights shall have the meaning ascribed to such term in the Code.



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


            Loan Documents means, collectively, this Agreement, any Note or Notes, any security agreements, pledge agreements, mortgages, deeds of trust or other encumbrances or agreements which secure the Obligations, and any other agreement entered into between Borrower and BACC or by Borrower or a Guarantor in favor of BACC relating to or in connection with this Agreement or the Obligations, as each of same may be amended, modified, renewed, extended or substituted from time to time.

            Multiemployer Plan means a multiemployer plan as defined in ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f).

            Negotiable Collateral means all of Borrower's present and future letters of credit, notes, drafts, Instruments, Documents, leases, and Chattel Paper.

             Note means any promissory note made by Borrower to the order of BACC concurrently herewith or at any time hereafter.

            Obligations means all loans, Advances, debts, liabilities (including all interest and amounts charged to the Obligations pursuant to any agreement authorizing BACC to charge the Obligations), obligations, lease payments, guaranties, covenants, and duties owing by Borrower to BACC of any kind and description (whether pursuant to or evidenced by the Loan Documents or by any other agreement between BACC and Borrower, and irrespective of whether for the payment of money), whether made or incurred prior to, on, or after the Termination Date, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any debt, liability or obligation owing from Borrower to others which BACC may obtain by assignment or otherwise, and all interest thereon and all BACC Expenses.

            Permitted Indebtedness means the following: (a) indebtedness to BACC arising under any of the Loan Documents or otherwise, (b) current liabilities of Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services; (c) unsecured indebtedness in respect of taxes, assessments, governmental charges, insurance, materials or supplies in the ordinary course of Borrowers business; (d) amounts payable for expense reimbursements to or indemnification of employees, officers, or directors; (f) indebtedness arising in connection with capital leases, provided that the aggregate principal amount of all such indebtedness permitted under this clause shall not exceed amounts provided in the Agreement; (g) indebtedness in respect of judgments or awards that are fully covered by insurance (with the insurer having acknowledged coverage) or that have been in force for less than the applicable period for initiating an appeal of such judgment or award so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review; (h) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business; (i) indebtedness under a Permitted Purchase Order Assistance Facility (j) purchase money indebtedness in Equipment incurred in the ordinary course of business (k) indebtedness of Borrower existing on the date hereof and listed and described on Schedule 7.1 hereto; (l) unsecured indebtedness for borrowed money (which may be under convertible debentures or similar debt instruments) provided that such indebtedness is subordinate to the Obligations of Borrower to BACC, pursuant to subordination terms and provisions satisfactory to BACC, and prior written notice of the incurrence of said indebtedness have been furnished to BACC, and (m) indebtedness of Borrower incurred to refinance or replace indebtedness permitted hereunder, provided that the principal amount (or committed principal amount) of such refinancing indebtedness shall not exceed the outstanding principal amount (or committed principal amount) of the indebtedness being refinanced.


             Permitted Purchase Order Assistance Facility means a Purchase Order Assistance Facility acceptable to BACC in its sole discretion, provided the subject Purchase Order Assistance Provider has entered into an intercreditor agreement with BACC satisfactory in form and substance to BACC.

             PFI means Production Finance International, LLC



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


             Plan means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

             PO Financed Borrower means D.T. Drinks, LLC or such other Borrower as BACC may agree to and approve to, in writing, from time to time, which may have a Permitted Purchase Order Assistance Facility.

             Prime Rate means that rate designated by Sovereign Bank, or any successor thereof, from time to time as its prime rate, which shall not necessarily constitute its lowest available rate.

             Purchase Order Assistance Facility means a facility to be provided to a PO Financed Borrower by a Purchase Order Assistance Provider under which, inter alia, such Purchase Order Assistance Provider shall provide assistance to the PO Financed Borrower to acquire specific Inventory approved by BACC, by such Purchase Order Assistance Provider against specific purchase orders to Borrower, and will acquire title to the goods to be acquired to fulfill said purchase order.

             Purchase Order Assistance Provider means a third party which provides a Purchase Order Assistance Facility to a PO Financed Borrower.

             Purchase Order Financed Account means any Account arising from the sale of Purchase Order Financed Inventory or other Account of a PO Financed Borrower subject to a lien in favor of a Purchase Order Assistance Provider, provided such Account shall cease to be a Purchase Order Financed Account if
 (a) BACC and the Purchase Order Assistance Provider providing the subject Purchase Order Assistance Facility to a PO Financed Borrower have entered into an Intercreditor Agreement satisfactory in form and substance to BACC, and (b) upon BACC's forwarding to said Purchase Order Assistance Provider the amount requested by said Purchase Order Assistance Provider (which may be set forth in the intercreditor agreement between BACC and such Purchase Order Assistance Provider), all right, title and interest in said Account shall be owned by the subject PO Financed Borrower and the security interest or other lien or interest of said Purchase Order Assistance Provider in said Account shall be subordinate to the security interest in favor of BACC in accordance with the terms of the subject Intercreditor Agreement.

             Purchase Order Financed Inventory means all goods to be sold under a purchase order issued to a PO Financed Borrower from one of its customers, which goods are acquired or to be acquired through a Purchase Order Assistance Facility between a PO Financed Borrower and a Purchase Order Assistance Provider, including, without limitation, the existing Purchase Order Assistance Facility between D.T. Drinks, LLC and PFI.

             Revolving Credit Facility means the revolving credit facility provided for in Section 2.1 hereof.

             Supporting Obligation shall have the same meaning ascribed to such term in the Code.

             Term means the period from the date of the execution and delivery by BACC of this Agreement through and including the later of (a) the Termination Date and (b) the payment and performance in full of the Obligations.

             Termination Date means (a) June ____, 2009 (the period through such date the "Initial Term"), unless such date is extended pursuant to Section 3.1 hereof, and if so extended on one or more occasions the last date of the last such extension, or (b) if earlier terminated by BACC pursuant to section 9.1 hereof, the date of such termination.

            1.2 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural. The words hereof, herein, hereby, hereunder, and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause and exhibit references are to this Agreement unless otherwise specified. Words importing a particular gender mean and include every other gender.

            1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time. When used herein, the term financial statements shall include the notes and schedules thereto.

            1.4 Exhibits. All of the exhibits, addenda or riders attached to this Agreement shall be deemed incorporated herein by reference.

            1.5 Code. Any terms used in this Agreement which are defined in the Code shall be construed and defined as set forth in the Code, unless otherwise defined herein.

      2.    ADVANCES AND TERMS OF PAYMENT

             2.1   Revolving Advances; Advance Limit.

             (A) Upon the request of Borrower, made at any time from and after the date hereof until the Termination Date, and so long as no Event of Default has occurred, BACC may, in its good faith discretion, make Advances in an amount up to eighty five percent (85%) of the aggregate outstanding amount of Eligible Accounts, provided, however, that in no event shall the aggregate amount of the outstanding Advances under the Revolving Credit Facility be greater than, at any time, the amount of Ten Million Dollars ($10,000,000.00) (said dollar limit the Advance Limit). BACC may create reserves against, or reduce its advance percentages based on Eligible Accounts without declaring an Event of Default if it determines, in its good faith discretion, that such reserves or reduction is necessary, including, without limitation, to protect its interest in the Collateral and/or against diminution in the value of any Collateral, and/or to insure the prospect of payment or performance by Borrower of its Obligations to BACC are not impaired.

             (B) Borrower has advised BACC that D.T. Drinks, LLC has obtained, or intends to obtain, a Purchase Order Assistance Facility from PFI. Borrower represents it has furnished to BACC a true, accurate and complete copy of the Agreement to be entered into by Borrower and PFI pursuant to which a Purchase Order Assistance Facility will be established, and all other documents and agreements related thereto. Borrower confirms it requested that BACC enter into an Intercreditor Agreement with PFI in the form annexed hereto as Exhibit A, and to which Borrower shall be a party to. Borrower hereby reaffirms said Intercreditor Agreement and the authorization set forth in said Intercreditor Agreement that, inter alia, BACC forward directly to PFI the proceeds of all Advance against an Account that is a Purchased Order Financed Account arising from the Purchase Order Assistance Facility between the PO Financed Borrower and PFI. Borrower will act in accordance with the procedures set forth in said Intercreditor Agreement relative to seeking Advances from BACC. Borrower hereby authorizes BACC to, from time to time, communicate directly with PFI and any other future Purchase Order Assistance Provider, so as to exchange any and all information relative to the Revolving Credit Facility between BACC and Borrower provided for herein and the Purchase Order Assistance Facility provided by said Purchase Order Assistance Provider. If hereafter Borrower obtains a Purchase Order Assistance Facility from a Purchase Order Assistance Provider which replaces the subject facility from PFI, all references in this Section 2.1(B) to PFI shall be deemed to be the replacement Purchase Order Assistance Provider.

            2.2 Overadvances. All Advances shall be added to and be deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Advances under the Revolving Credit Facility exceeds the dollar or percentage limitations contained in Section 2.1 (an Overadvance) then Borrower shall, upon demand by BACC, immediately pay to BACC, in cash, the amount of such Overadvance. Without affecting Borrower's obligation to immediately repay to BACC the amount of each Overadvance, Borrower shall pay BACC a fee (the Overadvance Fee) in an amount to be agreed upon between BACC and Borrower, but not less than $500.00 per occurrence of an Overadvance, plus interest on the Overadvance amount at the Default Rate set forth below.



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


            2.3 Authorization to Make Advances. BACC is hereby authorized to make the Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Officer, or, at the discretion of BACC, if such Advances are necessary to satisfy any Obligations. All requests for Advances shall specify the date on which such Advance is to be made (which day shall be a Business Day) and the amount of such Advance. Requests received after 12:00 p.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement, or the intercreditor agreement between BACC and the Purchase Order Assistance Provider. Unless otherwise requested by Borrower, all Advances shall be made by a wire transfer to the deposit account of Borrower designated on schedule 2.3 annexed hereto, or such other account as Borrower shall notify BACC in writing. Borrower shall pay to BACC a funds transfer fee of $25.00 for each Advance. Said fees shall be payable on the first day of each month of the Term for all Advances made during the preceding month.

            2.4   Interest.

            A. Except where specified to the contrary in the Loan Documents interest shall accrue on the Daily Balance of the Obligations at the per annum rate of one and one half percentage points (1.5%) above the Prime Rate, in effect from time to time. The Obligations shall, at the option of BACC, from and after the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, and if the Obligations are not paid in full by the Termination Date, and without waiving the maturity of the Obligations on the Termination Date, bear interest at the per annum rate of six and one half percentage points (6.5%) above the Prime Rate (the "Default Rate"). All interest payable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed on the Daily Balance. Interest as provided for herein shall continue to accrue until the Obligations are paid in full.

            B. The interest rate payable by Borrower under the terms of this Agreement shall be adjusted in accordance with any change in the Prime Rate from time to time on the date of any such change. All interest payable by Borrower shall be due and payable on the first day of each calendar month during the Term. BACC may, at its option, add such interest and all BACC Expenses to the Obligations, and such amount shall thereafter accrue interest at the rate then applicable under this Agreement. Notwithstanding anything to the contrary contained in the Loan Documents, the minimum monthly interest payable by Borrower on the Advances shall be calculated on a minimum Daily Balance of One Million Dollars ($1,000,000.00).

            C. In no event shall interest on the Obligations exceed the highest lawful rate in effect from time to time. It is not the intention of the parties hereto to make an agreement which violates any applicable state or federal usury laws. In no event shall Borrower pay or BACC accept or charge any interest which, together with any other charges upon the principal or any portion thereof, exceeds the maximum lawful rate of interest allowable under any applicable state or federal usury laws. Should any provision of this Agreement or any existing or future Notes or Loan Documents between the parties be construed to require the payment of interest or any other fees or charges which could be construed as interest which, together with any other charges upon the principal or any portion thereof and any other fees or charges which could be construed as interest, exceeds the maximum lawful rate of interest, then any such excess shall be applied to the remaining principal balance of the Obligations, if any, and the remainder refunded to Borrower.

            D. Notwithstanding the foregoing, for purposes of this Agreement, it is the intention of Borrower and BACC that "interest" shall mean, and be limited to, any payment to BACC which compensates it for extending credit to Borrower, for making available to Borrower a revolving credit facility during the term of this Agreement and for any default or breach by Borrower of a condition upon which credit was extended. Borrower and BACC agree that, for the sole purpose of calculating the "interest" paid by Borrower to BACC, it is the intention of Borrower and BACC that interest shall mean and include, and be expressly limited to, any interest accrued on the aggregate outstanding balance of the Obligations during the term hereof pursuant to Sections 2.4(A) and 2.4(B); and any Overadvance Fee, Facility Fee, and late fees charged to Borrower during the term hereof. Borrower and BACC further agree that it is their intention that the following fees shall not constitute "interest": any Servicing Fees, any Examination Fees, any attorney fees incurred by BACC, any premiums or commissions attributable to insurance guaranteeing repayment, finders' fees, credit report fees, appraisal fees or fees for document preparation or notarization. To the extent, however, that New Jersey law excludes from the calculation of "interest" any fees defined herein as interest, or includes as interest any fees or other sums which are intended not to constitute interest New Jersey law shall supersede and prevail and all such interest shall be subject to paragraph 2.4(C) above.




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


             2.5 Collection of Accounts. BACC or a BACC designee may, at any time, with or without notice to Borrower, notify customers or Account debtors or other obligors that the Accounts or other Collateral have been assigned to BACC, and that BACC has a security interest in them and collect the Accounts and other Collateral directly, and add the collection costs and expenses to the Obligations, but, unless and until BACC does so or gives Borrower other written instructions, Borrower shall notify all Account debtors and other obligors to remit payments on Accounts and other Collateral to a lockbox to be designated by BACC, and with payments to be made by wire transfer, ACH or other electronic means, to an account designated by BACC. All such payments remitted to the lockbox or made by wire transfer, ACH or other electronic means, shall be credited to a deposit account of BACC and into which account remittances from account debtors or obligors of other clients of BACC may be credited. If notwithstanding said notice Borrower obtains payment on any Account or other Collateral, including, without limitation, collections under credit card sales, Borrower shall receive all such payments on Accounts and other Collateral and other proceeds, including cash, in trust for BACC and immediately deliver said payments to BACC in their original form as received from the Account debtor or other obligor, together with any necessary endorsements.

             2.6 Crediting Payments. The receipt of any item of payment by BACC shall, for the sole purpose of determining availability under the revolving credit facility provided for herein, subject to final payment of such item, be provisionally applied to reduce the Obligations on the date of receipt of such item by BACC, but the receipt of such an item of payment shall for all other purposes in determining the Daily Balance, including without limitation for the purpose of calculation of interest on the Obligations and the calculation of the Servicing Fee, not be deemed to have been paid to BACC until three (3) Business Days after the date of BACC's actual receipt of such item of payment. Notwithstanding anything to the contrary contained herein, payments received by BACC after 11:00 a.m. Eastern time shall be deemed to have been received by BACC as of the opening of business on the immediately following Business Day.

            2.7 Closing and Facility Fee. In consideration of BACC's entering into this Agreement, Borrower shall pay BACC a closing fee (the Closing Fee) of one half percent (.5%) of the Advance Limit (said closing fee being Fifty Thousand Dollars ($50,000.00), one half of which (Twenty Five Thousand Dollars ($25,000.-00) shall be paid simultaneous with the execution hereof, and the balance on June 1, 2007. Notwithstanding the foregoing the unpaid balance of said closing fee shall be payable in full on the earlier of (a) termination of this Agreement or (b) at BACC's option upon BACC's declaration of an Event of Default. On each annual anniversary of the date hereof Borrower shall pay to BACC an annual facility fee (the Facility Fee) of one quarter percent (.25%) of the Advance Limit plus the then outstanding principal balance of any term loans and Advances other than under the Revolving Credit Facility. The Closing Fee and Facility Fee shall be deemed to have been fully earned upon the execution hereof for the entire Initial Term.

            2.8 Servicing Fee. Borrower shall pay BACC a monthly fee (the Servicing Fee) in an amount equal to two tenths percent (.2%) of the average Daily Balance of the Advances during each month on or before the first (1st) day of each calendar month in respect of BACC's services for the preceding calendar month, during the Term, including each Renewal Term, or so long as the Obligations are outstanding, provided, however, that if Borrower breaches its obligations under Section 2.5 of this Agreement, and without constituting a waiver of an Event of Default as a consequence of such breach, at the election of BACC the Servicing Fee shall be doubled. Notwithstanding anything to the contrary contained in the Loan Documents, the Servicing Fee shall be based on a minimum Daily Balance of Advances of One Million Dollars ($1,000,000.00).

            2.9 Field Examination Fee. Borrower shall pay BACC a fee (the Field Examination Fee) in an amount equal to Seven Hundred Fifty Dollars ($750.00) per day per examiner, plus out-of-pocket expenses for each examination of Borrower's Books or the other Collateral performed by BACC or its designee.

            2.10 Late Reporting Fee. Borrower shall pay to BACC a fee in an amount equal to Fifty Dollars ($50.00) per document per day for each Business Day any report, financial statement or schedule required by this Agreement to be delivered to BACC, is past due.

            2.11 Monthly Statements. BACC may render monthly statements to Borrower of all Obligations, including statements of all principal, interest and BACC Expenses, and Borrower shall have fully and irrevocably waived all objections to such statements and the contents thereof unless, within thirty
 (30) days after receipt, Borrower shall deliver to BACC, by registered, certified or overnight mail as set forth in Section 12 hereof, written objection to such statement specifying the error or errors, if any, contained therein.

      3.      TERM

            3.1 Term and Renewal Date. This Agreement shall become effective upon execution by BACC and continue in full force through the Initial Term and from year to year thereafter (a "Renewal Term") if BACC, at its option, in writing agrees to extend the Term for one (1) year from the then Termination Date, provided that Borrower has not exercised its termination right in accordance with this Section 3.1. Borrower may terminate the Term on the then Termination Date by giving BACC at least sixty (60) days prior written notice by registered or certified mail, return receipt requested. In addition, BACC shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No such termination shall relieve or discharge Borrower of its duties, Obligations and covenants hereunder until all Obligations have been paid and performed in full, and BACC's continuing security interest in the Collateral shall remain in effect until the Obligations have been fully and irrevocably paid and satisfied in cash or cash equivalent. On the Termination Date of this Agreement, the Obligations shall be immediately due and payable in full. Expressly in addition to all rights and remedies available to BACC, if the term of this Agreement is not renewed and the Obligations are not paid in full by the Termination Date, then Borrower shall also pay to BACC, as part of the Obligations, a fee of two percent (2%) of the then outstanding principal balance of the Obligations.

            3.2 Termination Fee. If the Term is terminated by BACC upon the occurrence of an Event of Default, or is terminated by Borrower except as provided in Section 3.1, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of BACC's lost profits as a result thereof, in addition to payment of all principal, interest, fees, expenses and other Obligations, Borrower shall pay BACC upon the effective date of such termination a fee in an amount equal to: (a) three percent (3%) of the Advance Limit plus the then outstanding principal balance of any term loans or Advances other than under the Revolving Credit Facility, if such termination occurs on or prior to the first (1st) anniversary of the commencement date of the Initial Term; or (b) two percent (2%) of the Advance Limit plus the then outstanding principal balance of any term loans or Advances other than under the Revolving Credit Facility if such termination occurs after the first (1st) anniversary of the commencement date of the Initial Term and prior to the second (2nd) anniversary of the commencement date of the Initial Term. Such fee shall be presumed to be the amount of damages sustained by BACC as the result of termination and Borrower acknowledges that it is reasonable under the circumstances currently existing. The fee provided for in this Section 3.2 shall be deemed included in the Obligations.

      4.    CREATION OF CONTINUING SECURITY INTEREST

            4.1 Grant of Continuing Security Interest. Borrower hereby grants to BACC a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of the Obligations and in order to secure prompt performance by Borrower of each and all of its covenants and Obligations under the Loan Documents and otherwise. BACC's continuing security interest in the Collateral shall attach to all Collateral without further act on the part of BACC or Borrower.

            4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall notify BACC and upon the request of BACC, immediately endorse and assign such Negotiable Collateral to BACC and deliver physical possession of such Negotiable Collateral to BACC.

             4.3 Delivery of Additional Documentation Required. Borrower shall execute and deliver to BACC concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of BACC, all security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that BACC may request, in form satisfactory to BACC, to perfect and maintain perfected BACC's continuing security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents, and Borrower hereby authorizes BACC to file and/or record such financing statements and other documents as BACC deems necessary to perfect and maintain BACC's continuing security interest in the Collateral, and agrees any such financing statement may contain an "all asset" or "all property" description of the Collateral, and Borrower hereby ratifies any such financing statement or other document heretofore filed by BACC.

            4.4 Power of Attorney. Borrower hereby irrevocably makes, constitutes and appoints BACC (and any person designated by BACC) as Borrower's true and lawful attorney-in-fact with power to sign the name of Borrower on any of the above described documents or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected BACC's continuing security interest in the Collateral. In addition, Borrower hereby appoints BACC (and any person designated by BACC) as Borrower's attorney-in-fact with power to: (a) sign Borrower's name on verifications of Accounts and other Collateral, and on notices to Account debtors; (b) send requests for verification of Accounts and other Collateral; (c) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into BACC's possession; (d) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by BACC, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (e) make, settle and adjust all claims under Borrower's policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of BACC as Borrower's attorney-in-fact and each and every one of BACC's rights and powers, being coupled with an interest, is irrevocable so long as any Accounts in which BACC has a continuing security interest remain unpaid and until all of the Obligations have been fully repaid and performed.

            4.5 Right To Inspect. BACC shall have the right at any time or times hereafter during Borrower's usual business hours, or during the usual business hours of any third party having control over Borrower's Books, to inspect Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or Borrower's financial condition. BACC also shall have the right at any time or times hereafter during Borrower's usual business hours to inspect, examine and appraise the Inventory, the Equipment and other Collateral and to check and test the same as to quality, quantity, value and condition.

      5.    REPRESENTATIONS AND WARRANTIES AND COVENANTS

            Borrower represents and warrants to BACC, and covenants, the following and acknowledges:

            5.1 No Prior Encumbrances; Security Interests. Borrower has good and marketable title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for the security interests to be satisfied from the proceeds of the first Advances hereunder, the continuing security interests granted to BACC by Borrower, and those disclosed on Schedule 5.1 annexed hereto. Other than those expressly permitted by this Agreement, Borrower will not create or permit to be created any security interest, lien, pledge, mortgage or encumbrance on any Collateral or any of its other assets.

             5.2 Bona Fide Accounts. All Accounts reported to BACC as Eligible Accounts represent bona fide sales or leases of goods and/or services for which Borrower has an unconditional right to payment and as to which the goods have been delivered to the customer and/or the services rendered, as applicable. None of the Accounts reported to BACC as Eligible Accounts are subject to any rights of offset, counterclaim, cancellation or contractual rights of return.

             5.3 Merchantable Inventory. All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects.

             5.4 Location of Inventory and Equipment. The Inventory and Equipment (except for specific items of Inventory while they remain subject to a Permitted Purchase Order Assistance Facility) is not now and shall not at any time or times hereafter be stored with a bailee, warehouseman, processor, or similar party other than those which are identified on the perfection certificate annexed hereto or as to which Borrower may from time to time have provided BACC with prior written notice. Borrower shall keep the Inventory and Equipment only at its address set forth on the first page hereof and at the locations set forth in the perfection certificate annexed hereto and other locations as to which Borrower has provided BACC with prior written notice of. If any of the Inventory and Equipment is located at a premises not owned by Borrower, Borrower shall cause the landlord of such premises, warehouseman, or other party having an interest in said premises, to execute and deliver to BACC a landlord waiver and subordination, warehouseman's acknowledgment, or similar agreement, satisfactory in form and substance to BACC.

             5.5 Inventory Records. Borrower now keeps and hereafter at all times shall keep correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory and Borrower's cost of said items and none of Borrower's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

             5.6 Retail Accounts. No Accounts arise from the sale of goods or rendition of services for personal, family or household purposes.

             5.7 Relocation of Chief Executive Office. The chief executive office of Borrower and the location of all books and records of Borrower relating to the Collateral is at the address indicated on the first page of this Agreement and Borrower will not, without thirty (30) days' prior written notice to BACC and compliance with Section 4.3 hereof, relocate such office.

             5.8 Due Organization and Qualification. Borrower is, and shall at all times hereafter, be a corporation or limited liability company, as applicable, duly organized and existing under the laws of the state of its incorporation or formation as applicable, as set forth on the first page hereof, and Borrower is, and shall at all times hereafter be, qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of assets requires that it be so qualified. Borrower's organizational identification number as issued by the state in which it is incorporated or formed as applicable, is set forth in the perfection certificate annexed hereto.

             5.9 Actual and Fictitious Name. Borrower's exact name is set forth on the first page hereof and except as set forth in the perfection certificate annexed hereto Borrower has not changed its name within the last five (5) years. Borrower is conducting its business under the trade or fictitious name(s) set forth in the perfection certificate annexed hereto, and no others. Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such name(s).

             5.10 Permits and Licenses. Borrower holds all licenses, permits, franchises, approvals and consents required for the conduct of its business and the ownership and operation of its assets, and schedule 5.10 annexed hereto identifies all such license, approvals and the like held by Borrower.

             5.11 Due Authorization. Borrower has the right and power and is duly authorized to enter into the Loan Documents to which it is a party.

             5.12 Compliance with Organizational Documents. The execution by Borrower of the Loan Documents to which it is a party does not constitute a breach of any provision contained in Borrower's organizational documents, by-laws or operating agreement as applicable, nor does it constitute an event of default under any material agreement to which Borrower is now or may hereafter become a party.

            5.13 Litigation. Except as disclosed on Schedule 5.13 annexed hereto there are no actions, proceedings or claims pending by or against Borrower, whether or not before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff. If any such actions, proceedings or claims presently exist or arise during the Term, Borrower shall promptly notify BACC in writing and shall, from time to time, notify BACC of all material events relating thereto.

             5.14 Accuracy of Information and No Material Adverse Change in Financial Statements. All information furnished by Borrower to BACC, and all statements made by Borrower to BACC, including, without limitation, information set forth in any loan application, client profile, and in the annexed perfection certificate, are true, accurate and complete in all respects and do not contain any misstatement of fact or omit to state any facts necessary to make the statements or information contained therein not misleading. All financial statements relating to Borrower which have been or may hereafter be delivered to BACC (i) have been prepared in accordance with GAAP; (ii) fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended; and (iii) disclose all contingent obligations of Borrower. In addition no material adverse change in the financial condition of Borrower has occurred since the date of the most recent of such financial statements.

             5.15     [this section intentionally left blank].

             5.16 ERISA. Neither Borrower or any ERISA Affiliate, nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA
 Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

             5.17 Environmental Laws and Hazardous Materials. Borrower has complied, and at all times through the Term will comply, with all Environmental Laws. Borrower has not and will not cause or permit any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of, or used at, upon, under, or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under, or within any of the premises. Borrower will not permit any lien to be filed against the Collateral or any part thereof under any Environmental Law, and will promptly notify BACC of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. BACC shall have the right to join and participate in, as a party if it so elects, any legal or administrative proceeding initiated with respect to any Hazardous Material or in connection with any Environmental Law. "Hazardous Material" includes without limitation any substance, material, emission, or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon, and any other hazardous or toxic substance, material, emission or waste. Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

            5.18 Tax Compliance. Borrower has filed all tax returns required to be filed by it and has paid all taxes due and payable on said returns and on any assessment made against it or its assets.

             5.19 Reliance by BACC; Cumulative. Each warranty, representation and agreement contained in this Agreement shall be automatically deemed repeated by Borrower with each request for an Advance and shall be conclusively presumed to have been relied on by BACC regardless of any investigation made or information possessed by BACC. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall now or hereafter give, or cause to be given, to BACC.

             5.20 Use of Proceeds. The proceeds of the initial Advance will be used by Borrower for the purposes set forth on Schedule 5.20 annexed hereto. Absent BACC's written consent to the contrary the proceeds of Advances after the initial Advance will be used by Borrower solely for working capital purposes.

             5.21 Motor Vehicles and Intellectual Property. The perfection certificate annexed hereto identifies all motor vehicles, patents, patent applications, copyrights, trademarks, trade-names and other intellectual property, registered or unregistered, owned by Borrower. Borrower will promptly notify BACC of all motor vehicles or intellectual property hereafter owned by Borrower, and the status of all patent applications and the issuance of patents, and all copyrights registrations, and in accordance with Section 4.3 hereof, will cooperate with BACC in taking all actions required by BACC to have a perfected security interest or lien on such motor vehicles and intellectual property.

             5.22 Commercial Tort Claims. Borrower does not, as of the date hereof, have any Commercial Tort Claims against any third parties. If Borrower does hereafter have any such Commercial Tort Claims Borrower shall furnish BACC with prompt written notice thereof, and in accordance with Article 4 hereof, execute and deliver such supplemental documents and cooperate with BACC in taking all action required by BACC to have a perfected security interest or lien on such Commercial Tort Claims.

             5.23 Affiliation. DGI and DTD are each wholly owned by DAI. DAI is wholly owned by Drinks Americas Holding, Ltd., a Delaware corporation ("Holdings"). There are no other entities wholly or partially owned by any Borrower or Holdings other than the entities identified on Schedule 5.23 annexed hereto (the "Affiliated Entities"). Each of the Affiliated Entities is an inactive entity in the sense it does not have any material assets and does not actively conduct business. If any time any of the Affiliated Entities, or any other present or future entity wholly or partially owned by Borrower or Holdings is to become an active entity, Borrower will furnish BACC with at least ten (10) Business Days prior written notice thereof and, at the request of BACC cause such entities to execute and deliver to BACC a guaranty of all Obligations of Borrower to BACC, and to secure said guaranty, a first priority perfected security interest in all of said entities assets, pursuant to a guaranty and security interest, and supporting documents, each in form satisfactory to BACC, or at the option of BACC, cause said entities to enter into a joinder agreement, satisfactory in form to BACC, so as to become a borrower under this Agreement and the other Loan Documents.

             5.24 License Agreements. Schedule 3.9 to the annexed perfection certificate identifies all license agreements, distribution agreements, and the like, to which Borrower is a party, and true, accurate and complete copies of same have been delivered by Borrower to BACC. If Borrower hereafter enters into a license agreement, distribution agreement, or the like, with any third party, Borrower will promptly give BACC written notice thereof, and furnish to BACC a true, accurate, and complete copy of same.


      6.    AFFIRMATIVE COVENANTS

            Borrower covenants and acknowledges that during the Term Borrower shall comply with all of the following:

            6.1 Collateral and Other Reports. Borrower shall at least once a week and each time it requests an Advance under the Revolving Credit Facility, furnish to BACC a borrowing base report satisfactory in form and substance to BACC, and report to BACC all sales and Accounts arising since its most recent report to BACC and shall execute and deliver to BACC, no later than the fifteenth (15th) day of each month during the Term, a detailed aging of the Accounts, a reconciliation statement and a summary aging, by vendor, of all accounts payable of Borrower and any book overdraft. Borrower shall deliver to BACC, as BACC may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements, and other matters requested by BACC. Absent such a request by BACC, copies of all such documentation shall be held by Borrower as custodian for BACC. Borrower shall at all times provide BACC with all current "passwords" or similar access requirements relative to all computer systems available to Borrower with its Account debtors so as to enable BACC to have access to said computer systems so as to verify the status of Accounts owing to Borrower from said Account debtors. Any and all borrowing base reports, agings, etc. shall specify if any Inventory reported therein is Purchase Order Financed Inventory, or any Account report therein is a Purchaser Order Financed Account. Borrower will immediately report, in writing, all allowances programs or terms, discounts, and the like, provided to any customers of Borrower.

            6.2 Returns. Returns and allowances, if any, as between Borrower and any Account debtors, shall be permitted on the same basis and in accordance with the usual customary practices of Borrower as they exist at the date of the execution and delivery of this Agreement. If at any time prior to the occurrence of an Event of Default any Account debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to BACC) in the appropriate amount to such Account debtor. Borrower shall promptly notify BACC of all returns and recoveries and of all disputes and claims.

            6.3 Designation of Inventory. Borrower shall contemporaneous with the execution hereof and from time to time hereafter, but not less frequently than once every week, execute and deliver to BACC a designation of Inventory specifying the cost and the wholesale market value of Borrower's raw materials, work in process and finished goods, and further specifying such other information as BACC may reasonably request. Borrower shall promptly, in writing, notify BACC if any of Borrower's Inventory contains any labels, trademarks, trade-names or other identifying characteristics which are the properties of third parties.

             6.4 Financial Statements, Reports, Certificates. Borrower shall deliver to BACC: (a) as soon as available, but in any event within thirty (30) days after the end of each month during the Term, a balance sheet and profit and loss statement prepared by Borrower covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal period, audited on an unqualified basis (other than a "going concern qualification"), by independent certified public accountants acceptable to BACC. Such financial statements shall include a balance sheet and profit and loss statement, and the accountants' management letter, if any, and shall be prepared in accordance with GAAP, and shall include consolidating schedules. Together with the above, Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, if any, as soon as the same become available, and any other report reasonably requested by BACC relating to the Collateral and the financial condition of Borrower and a certificate signed by its chief financial officer to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to BACC under this Section 6.4 fairly present its financial condition and that there exists on the date of delivery of such certificate to BACC no condition or event which constitutes an Event of Default.

             6.5 Tax Returns, Receipts. Borrower shall deliver to BACC copies of each of its future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof. Borrower further shall promptly deliver to BACC, upon request, satisfactory evidence of Borrower's payment of all withholding and other taxes required to be paid by it.

             6.6 Guarantor Reports. Borrower agrees to cause each Guarantor to deliver to BACC (a) its annual financial statements as soon as available and in any event within ninety (90) days of each fiscal year end, and (b) copies of all federal and state income tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law.

             6.7 Title to Equipment. Upon BACC's request, Borrower shall immediately deliver to BACC, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

             6.8 Maintenance of Equipment. Borrower shall keep and maintain the Equipment in good operating condition and repair, and shall make all necessary replacements thereto so that its value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and the Equipment is now and shall at all times remain Borrower's personal property.

             6.9 Taxes. All Federal, state and local assessments and taxes, whether real, personal or otherwise, including, without limitation, excise taxes, due or payable by, or imposed, levied or assessed against Borrower or any of its assets or in connection with Borrower's business shall hereafter be paid in full, before they become delinquent or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to BACC, on demand, appropriate certificates attesting to the payment or deposit thereof.

             6.10 Insurance. Borrower, at its expense, shall keep and maintain insurance to protect the Collateral against all risk of loss covered under a Special property form (If any of the tangible Collateral is located in a flood zone, Borrower must also have flood insurance. Borrowers with Collateral in California must also insure against the peril of earthquakes.) The coverage shall be written on a replacement cost basis. The property limit(s) shall be no less than those necessary to satisfy the coinsurance requirement contained in the insurance policy. All policies of insurance covering business personal property and business income shall contain a Lender's Loss Payable endorsement in a form satisfactory to BACC. All policies insuring real property on which BACC has a mortgage or other lien shall contain a Mortgagee endorsement in form satisfactory to BACC. Either, or both, form(s) shall contain a waiver of warranties. All proceeds payable under such policies shall be payable to BACC and applied to the Obligations. Borrower shall cause to be delivered to BACC a properly executed Evidence of Property Insurance form along with a copy of the Lender's Loss Payable and/or Mortgagee endorsement(s) as applicable, in advance of the loan closing date and thereafter at least thirty (30) days prior to the expiration date(s) of the policy(ies). All Mortgagee and Lender's Loss Payable endorsements shall contain the following address for notification purposes, or such other address as BACC may, from time to time, notify Borrower:

            Business Alliance Capital Company
            214 Carnegie Center, Suite 302
            Princeton, New Jersey 08540
            Attn: Operations Department

            Borrower, at its expense, shall keep and maintain Commercial General Liability Coverage insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and its other assets, its products, and its operations. BACC, its directors, officers and employees shall be named as additional insureds for Commercial General Liability on Borrower's policy. Borrower shall cause to be delivered to BACC a properly executed Certificate of Insurance, containing the required additional insured wording, before the loan closing and thereafter at least thirty (30) days prior the expiration date of the policy. Along with the Certificate of Insurance, Borrower shall also deliver a copy of the General Liability endorsement whereby BACC, et. al., are added to the policy as additional insureds.

            All required policies shall be in such form, with such companies and in such amounts as may be satisfactory to BACC. All policies shall contain a 30 day notice for cancellation or non-renewal. BACC reserves the right to change insurance specifications at any time.


             6.11 BACC Expenses. Borrower shall immediately and without demand reimburse BACC for all BACC Expenses and Borrower hereby authorizes the payment of such BACC Expenses.

             6.12 Compliance With Law. Borrower shall comply, in all material respects, with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of its business.

             6.13 Accounting System. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral containing such information as may from time to time be requested by BACC.


      7.    NEGATIVE COVENANTS

            Borrower covenants and acknowledges that during the Term Borrower shall not undertake any of the following:

            7.1 Extraordinary Transactions and Disposal of Assets. (A) Enter into any transaction not in the ordinary and usual course of its business as conducted on the date hereof, including but not limited to the sale, lease, disposal, movement, relocation or transfer, whether by sale or otherwise, of any its assets other than sales of Inventory in the ordinary and usual course of its business as presently conducted; (B) incur (i) any indebtedness for borrowed money or purchase money indebtedness except for (a) the existing indebtedness identified on Schedule 7.1 annexed hereto and (b) Permitted Indebtedness, or (ii) any other indebtedness outside the ordinary and usual course of its business as conducted on the date hereof, except for renewals or extensions of existing debts identified of schedule 7.1 annexed hereto;(C) make any advance or loan to any third party; or (D) grant a lien on any of its assets except (i) in favor of BACC, or (ii) the continuing security interests, if any, set forth on Schedule 5.1, or (iii) the liens in favor of a Purchase Order Assistance Provider under a Permitted Purchase Order Assistance Facility.

            7.2 Change Name, etc. Change its name, business structure, jurisdiction of incorporation or formation as applicable, or identity, or add any new fictitious name.

            7.3 Merge, Acquire. Merge, acquire, or consolidate with or into any other business organization.

            7.4 Guaranty. Guaranty or otherwise become in any way liable with respect to the obligations of any third party, except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to BACC.

            7.5 Restructure. Make any change in its financial structure or business operations.

            7.6 Prepayments. Prepay any existing indebtedness owing to any third party other than trade payables.

             7.7 Change of Ownership. (A) Cause, permit or suffer any change, direct or indirect, in the ownership of the capital stock or other equity interests of any Borrower or (B) cause, permit or suffer any change, direct or indirect, in the ownership of the capital stock or other equity interest of any entity that directly or indirectly owns the capital stock or equity interests in Borrower or its parent entities, including, without limitation, Holdings, such that there is a change of ownership of a controlling interest of such parent entities or Joseph Patrick Kenny ceases to be the chief executive officer of Borrower, or (B) enter into any agreement with any person or entity that provides for a payment to such person or entity based upon the income of Borrower.

             7.8 Compensation. Pay total compensation, including salaries, withdrawals, fees, bonuses, commissions, drawing accounts, management fees, consulting fees, or other payments, whether direct or indirect, in money or otherwise, during any fiscal year to its executives, officers, shareholders, affiliates, and directors (or any relatives of the foregoing) in an aggregate amount in excess of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00), except for the payment, when due, (without acceleration) of the consulting fees owing under the consulting agreement identified on Schedule
 7.8 annexed hereto.

             7.9 Loans and Advances. Make any loans, advances or extensions of credit to any officer, director, executive employee or shareholder of Borrower (or any relative of any of the foregoing), or to any entity which is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower.

             7.10 Capital Expenditures. Make any plant or fixed capital expenditure, or any commitment therefor, or purchase or lease any real or personal assets or replacement Equipment in excess of One Hundred Thousand Dollars ($100,000.00) for any individual transaction or where the aggregate amount of such transactions in any fiscal year exceeds Three Hundred Thousand Dollars ($300,000.00).

            7.11 Consignments of Inventory. Consign any Inventory to any third party or obtain any Inventory on a consignment basis from any third party.

            7.12 Distributions. Make any distribution or declare or pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock or member interest, of any class, whether now or hereafter outstanding.

            7.13 Accounting Methods. Modify or change its method of accounting or enter into, modify or terminate any agreement presently existing or at any time hereafter entered into with any third party for the preparation or storage of Borrower's records of Accounts and financial condition without said party agreeing to provide BACC with information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any such third party in connection with any information requested by BACC hereunder, and agrees that BACC may contact any such party directly in order to obtain such information.

            7.14     Business Suspension.  Suspend or go out of business.

            7.15 Transactions with Affiliates. Borrower will not become a party to any transaction with any affiliates of Borrower unless the terms and conditions relating to such transaction are as favorable to Borrower as would be obtainable at the time in a comparable arms-length transaction with a person other than an affiliate.

            7.16 Purchase Order Assistance Facility. Obtain a Purchase Order Assistance Facility other than a Permitted Purchase Order Assistance Facility.


      8.     EVENTS OF DEFAULT

            The occurrence of any one or more of the following events shall constitute an Event of Default by Borrower hereunder:

            8.1 Failure to Pay. Borrower's failure to pay when due and payable, or when declared due and payable, any portion of the Obligations (whether principal, interest, taxes, BACC Expenses, or otherwise);

            8.2 Failure to Perform. Borrower's or a Guarantor's failure to perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the Loan Documents or in any other present or future agreement between Borrower, and/or a Guarantor and BACC;

            8.3 Misrepresentation. Any misstatement or misrepresentation now or hereafter exists in any warranty, representation, statement, aging or report made to BACC by, Borrower and/or a Guarantor or any officer, employee, agent or director thereof, or if any such warranty, representation, statement, aging or report is withdrawn by such person;

            8.4 Material Adverse Change. There is a material adverse change in Borrower's, or a Guarantor's, business or financial condition;

            8.5 Material Impairment. There is a material impairment of the prospect of repayment of the Obligations or a material impairment of BACC's continuing security interests in the Collateral;

            8.6 Levy or Attachment. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant or is levied upon, or comes into the possession of any judicial officer or assignee;

            8.7 Insolvency by Borrower or Guarantor. An Insolvency Proceeding is commenced by Borrower or by a Guarantor;

            8.8 Insolvency Against Borrower or Guarantor. An Insolvency Proceeding is commenced against Borrower or a Guarantor;

            8.9 Injunction Against Borrower. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business;

            8.10 Government Lien. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's or a Guarantor's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's or a Guarantor's assets and the same is not paid on the payment date thereof;

            8.11 Judgment. A judgment is entered against Borrower or a Guarantor;

            8.12 Default to Third Party. There is a default in any material agreement to which Borrower or a Guarantor is a party or by which binds Borrower or a Guarantor or any of their assets, including, without limitation, a default by a PO Financed Borrower under a Purchase Order Assistance Facility;

            8.13 Subordinated Debt Payments. Borrower makes any payment on account of indebtedness which has now or hereafter been subordinated to the Obligations, except to the extent such payment is allowed under any subordination agreement entered into with BACC;

            8.14 Termination of Guarantor. A Guarantor dies or terminates its guaranty;

            8.15 Change in Management. If Joseph Patrick Kenny ceases to be actively engaged as the chief executive officer of Borrower;

            8.16 ERISA Violation. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 1975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of BACC, have a material adverse effect on the financial condition of Borrower. Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of BACC, have a material adverse effect on the financial condition of Borrower or Borrower shall fail to notify BACC promptly and in any event within ten (l0) days of the occurrence of an event which constitutes an Event of Default under this clause or would constitute an Event of Default upon the exercise of BACC's judgment; or

            8.17 Loss of License, etc. If any license, permit, distributor, franchise, license agreement, or similar agreement, necessary for the continued operation of Borrower's ordinary course of business is revoked, suspended or terminated.

            Notwithstanding anything contained in this Agreement to the contrary, BACC shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of any of the events set forth in Sections 8.6, 8.8, 8.10 or 8.11 hereof if, within ten (10) days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, BACC shall not be obligated to make Advances to Borrower during such periods.

      9. BACC'S RIGHTS AND REMEDIES

            9.1 Rights and Remedies. Upon the occurrence of an Event of Default, BACC may, at its election, without notice of such election and without demand, do any one or more of the following:

                     (a) Declare all Obligations, whether evidenced by the Loan Documents or otherwise, immediately due and payable in full:

                     (b) Cease advancing money or extending credit to or for the benefit of Borrower under the Loan Documents or under any other agreement between Borrower and BACC;

                     (c) Terminate this Agreement as to any future liability or obligation of BACC, but without affecting BACC's rights and security interest in the Collateral and without affecting the Obligations;

                     (d) Settle or adjust disputes and claims directly with Account debtors for amounts and upon terms which BACC considers advisable and, in such cases, BACC will credit the Obligations with the net amounts received by BACC in payment of such disputed Accounts, after deducting all BACC Expenses;

                     (e) Cause Borrower to hold all returned Inventory in trust for BACC, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of BACC;

                     (f) Without notice to or demand upon Borrower or a Guarantor, make such payments and do such acts as BACC considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if BACC so requires and deliver or make the Collateral available to BACC at a place designated by BACC. Borrower authorizes BACC to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien on the Collateral which in BACC's determination appears to be prior or superior to its security interest or lien, and to pay all expenses incurred in connection therewith;

                     (g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, lease, license or other disposition, advertise for sale, lease, license or other disposition, and sell, lease, license or otherwise dispose (in the manner provided for herein or in the Code) the Collateral. BACC is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any asset of a similar nature, pertaining to the Collateral, in completing the production of, advertising for sale, lease, license or other disposition, and sale, lease, license or other disposition of the Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to BACC's benefit;

                     (h) Sell, lease, license or otherwise dispose of the Collateral at either a public or private proceeding, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as BACC determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                     (i) BACC shall give notice of the disposition of the Collateral as follows:

                        (1) To Borrower and each holder of a security interest
            in the Collateral who has filed with BACC a written request for notice, a notice in writing of the time and place of public sale or other disposition or, if the sale or other disposition is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                        (2) The notice hereunder shall be personally delivered
            or mailed, postage prepaid, to Borrower as provided in Section 12 hereof, at least ten (10) calendar days before the date fixed for the sale or other disposition, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to BACC;

                     (j) BACC may credit bid and purchase at any public sale:

                     (k) Any deficiency that exists after disposition of the Collateral, as provided herein, shall be immediately paid by Borrower. Any excess will be remitted without interest by BACC to the party or parties legally entitled to such excess; and

                     (l) In addition to the foregoing, BACC shall have all rights and remedies provided by law (including those set forth in the Code) and any rights and remedies contained in any Loan Documents and all such rights and remedies shall be cumulative.

            9.2 No Waiver. No delay on the part of BACC in exercising any right, power or privilege under any Loan Document shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under such Loan Documents or otherwise, preclude other or further exercise of any such right, power or privilege.

      10. TAXES AND EXPENSES REGARDING THE COLLATERAL.

             If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Borrower's other covenants under any of the Loan Documents, then in its discretion and without prior notice to Borrower, BACC may do any or all of the following: (a) make any payment which Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrower's loan account as BACC deems necessary to protect BACC from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.10 hereof and take any action with respect to such policies as BACC deems prudent; or (d) take any other action deemed necessary to preserve and protect its interests and rights under the Loan Documents. Any payments made by BACC shall not constitute: (a) an agreement by BACC to make similar payments in the future or (b) a waiver by BACC of any Event of Default. BACC need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

      11.   WAIVERS

             11.1 Demand, Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of intention to accelerate, notice of acceleration, and notice of nonpayment at maturity and acknowledges that BACC may compromise, settle or release, without notice to Borrower, any Collateral and/or guaranties at any time held by BACC. Borrower hereby consents to any extensions of time of payment or partial payment at, before or after the Termination Date.

             11.2 No Marshaling. Borrower, on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights, if any, to require a marshaling of assets by BACC or to require that BACC first resort to some portion(s) of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

             11.3 BACC's Non-Liability for Inventory or Equipment or for Protection of Rights. So long as BACC complies with its obligations, if any, under Section 9-207 of the Code, BACC shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the Inventory or Equipment shall be borne by Borrower. BACC shall have no obligation to protect any rights of Borrower against any person obligated on any Collateral

             11.4 Limitation of Damages. In any action or other proceeding against BACC under this Agreement or relating to the transactions between BACC and Borrower, Borrower waives the right to seek any consequential or punitive damages.

       12.  NOTICES

            Unless otherwise provided herein, all consents, waivers, notices or demands by any party relating to the Loan Documents shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be telecopied (followed up by a mailing), personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to BACC, as the case may be, at their addresses set forth below


            If to Borrower:         Drinks Americas Inc.
                                    372 Danbury Road, Suite 163
                                    Wilton, CT 06897
                                    Attn: Joseph Patrick Kenny, CEO
                                    Fax #: (203) 762-8992


            If to BACC:             Business Alliance Capital Company
                                    214 Carnegie Center, Suite 302
                                    Princeton, New Jersey 08540
                                    Attn: General Counsel
                                    Fax #: (609) 514-1137

            Any party may change the address at which it is to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or five (5) calendar days after the deposit thereof in the mail or on the date telecommunicated if telecopied.

       13.  DESTRUCTION OF BORROWER'S DOCUMENTS

            All documents, schedules, invoices, agings or other papers delivered to BACC may be destroyed or otherwise disposed of by BACC four (4) months after they are delivered to or received by BACC, unless Borrower requests, in writing, the return of the said documents, schedules. invoices or other papers and makes arrangements, at Borrower's expense, for their return.

       14.  GENERAL PROVISIONS

             14.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and executed and delivered by BACC.

             14.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void. No consent to an assignment by BACC shall release Borrower from its Obligations. Without notice to or the consent of Borrower, BACC may assign this Agreement and its rights and duties hereunder and BACC reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in BACC's rights and benefits hereunder. In connection therewith, BACC may disclose all documents and information which BACC now or hereafter may have relating to Borrower or Borrower's business. Borrower hereby consents to, and authorizes BACC to, prepare and distribute a "tombstone", to issue a press release, or otherwise disseminate information to newspapers, trade journals, and other sources, describing the nature of, and closing of the credit facilities provided for herein, which may include Borrower's name as well as other general information about Borrower and the credit facilities. Borrower and BACC do not intend any of the benefits of the Loan Documents to inure to any third party, and no third party shall be a third party beneficiary hereof or thereof.

             14.3 Section Headings. Headings and numbers have been set forth herein for convenience only.

             14.4 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against BACC or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

             14.5 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of such provision.

             14.6 Amendments in Writing. This Agreement cannot be changed or terminated orally. This Agreement supersedes all prior agreements, understandings and negotiations, if any, all of which are merged into this Agreement. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

             14.7 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement. Any signature to a Loan Document delivered by a party via telecopy transmission or other electronic means shall be deemed to be an original signature.

            14.8 Indemnification. Borrower hereby indemnifies, protects, defends and saves harmless BACC and any member, officer, director, official, agent, employee and attorney of BACC, and their respective heirs, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents and the transactions contemplated therein or the Collateral (unless caused by the gross negligence or willful misconduct of the Indemnified Parties) including, without limitation: (a) losses, damages, expenses or liabilities sustained by BACC in connection with any environmental cleanup or other remedy required or mandated by any Environmental Law; (b) any untrue statement of a material fact contained in information submitted to BACC by Borrower or a Guarantor or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (c) the failure of Borrower or a Guarantor to perform any obligations required to be performed by Borrower or a Guarantor under the Loan Documents; and (d) the ownership, construction, occupancy, operations, use and maintenance of any of Borrower's or a Guarantor's assets. The provisions of this paragraph 14.8 shall survive termination of this Agreement and the other Loan Documents.

            14.9. Joint and Several Obligations; Dealings with Multiple Borrowers. If more than one person or entity is named as Borrower hereunder, all Obligations, representations, warranties, covenants and indemnities set forth in the Loan Documents to which such person or entity is a party shall be joint and several. BACC shall have the right to deal with any individual of any Borrower with regard to all matters concerning the rights and obligations of BACC and Borrower hereunder and pursuant to applicable law with regard to the transactions contemplated under the Loan Documents. All actions or inactions of the officers, managers, members and/or agents of any Borrower with regard to the transactions contemplated under the Loan Documents shall be deemed with full authority and binding upon all Borrowers hereunder. Each Borrower hereby appoints each other Borrower as its true and lawful attorney-in-fact, with full right and power, for purposes of exercising all rights of such person hereunder and under applicable law with regard to the transactions contemplated under the Loan Documents. The foregoing is a material inducement to the agreement of BACC to enter into this Agreement and to consummate the transactions contemplated hereby. The Borrowers represents they are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and financial resources. Each Borrower will receive a direct economic and financial benefit from the Obligations incurred under this Agreement and the incurrence of such Obligations is in the best interests of each Borrower.

      15.   CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

            THE VALIDITY OF THE LOAN DOCUMENTS, THEIR CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THE LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MERCER, STATE OF NEW JERSEY, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE STATE OF NEW JERSEY, OR AT THE SOLE OPTION OF BACC, IN ANY OTHER COURT IN WHICH BACC SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND BACC EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING UNDER THE LOAN DOCUMENTS OR RELATING TO THE DEALINGS OF BORROWER AND BACC AND ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 15.

            Borrower and BACC have executed and delivered this Agreement at BACC's place of business in Princeton, New Jersey as of the date first above written.



                                    DRINKS AMERICAS INC.
                                    a Delaware corporation



                                    Signed by:
                                              --------------------------
                                    Print Name: J. Patrick Kenny
                                    Title/Capacity: President and CEO



                                    DRINKS GLOBAL IMPORTS, LLC
                                    a New York limited liability company



                                    Signed by:
                                              --------------------------
                                    Print Name: J. Patrick Kenny
                                    Title/Capacity: President and CEO



                                    D.T. DRINKS, LLC a New York limited
                                    liability company



                                    Signed by:
                                              --------------------------
                                    Print Name: J. Patrick Kenny
                                    Title/Capacity: President and CEO



                                    BUSINESS ALLIANCE CAPITAL COMPANY
                                    Division of Sovereign Bank, a federal
                                    savings bank




                                    Signed by:
                                              --------------------------------
                                    Print Name:
                                                ------------------------------
                                    Title/Capacity:
                                                   ---------------------------

                                  Schedule 2.3



                    Deposit Account of Borrower for Advances





                        Account # ______________________



                        Bank Name, address, and Wire Transfer Instructions:


                        _________________________________


                        _________________________________


                        _________________________________


                     ABA # ________________________________

                                  Schedule 5.1


                      EXISTING LIENS WHICH ARE TO CONTINUE



Liens on substantially all assets of Borrower in favor of Nexcomm International Beverage, LLC, and Kenneth H. Close, which liens are to be subordinate to the liens in favor of BACC pursuant to an intercreditor agreement, satisfactory in form and substance, to BACC.

Liens on assets of DAI and DTD in favor of Production Finance International, LLC provided the liens on the assets of DAI are subordinate to the liens in favor of BACC, and on the assets of DTD will be released on conditions satisfactory to BACC, all pursuant to an intercreditor agreement satisfactory in form and substance to BACC.



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                                  Schedule 5.10
                              Licenses and permits

                              See schedule annexed



                                  Schedule 5.20


                       USE OF PROCEEDS OF INITIAL ADVANCE


Satisfaction in full of all obligations of Borrower to Platinum Funding Corp. Payment of the Closing Fee due to BACC and other closing costs.




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